UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 28, 2021

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On September 28, 2021, Southern Missouri Bancorp, Inc. ("Southern Missouri"), the parent corporation of Southern Bank, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Fortune Financial Corporation ("Fortune"), which is the holding company of FortuneBank (“FB”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Fortune will merge with and into Southern Missouri (the "Merger"), with Southern Missouri as the surviving corporation in the Merger and that following the Merger, FB will be merged with and into Southern Bank (the "Bank Merger"), with Southern Bank as the surviving bank in the Bank Merger.

Subject to adjustment for Fortune’s capital at closing, the deal is valued at approximately $29.9 million. At the effective time of the Merger, assuming no change in the number of issued and outstanding shares of Fortune common stock from that as of the date of the Merger Agreement, and no change in Fortune’s capital (as defined in the Agreement), each share of the Fortune common stock will be converted into the right to receive either (i) $12.55 in cash, or (ii) or 0.2853 shares of Southern Missouri common stock. The number of shares of Southern Missouri common stock to be issued was determined based on $43.99 per share, which was Southern Missouri's weighted average closing stock price on the NASDAQ Stock Market during the 20 trading days ending on the second trading day immediately preceding the execution of the Merger Agreement.

The Merger Agreement contains customary representations and warranties from both Southern Missouri and Fortune, and each party has agreed to customary covenants including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the effective time of the Merger, including, in the case of Fortune, specific forbearances with respect to its business activities, and (2) in the case of Fortune, its non-solicitation obligations relating to alternative acquisition proposals. In addition, Southern Missouri has agreed to take steps to add Daniel L. Jones, the Chairman and CEO of Fortune, to its board upon completion of the Merger.

The completion of the Merger is subject to customary conditions, including approval of the Merger Agreement by Fortune’s shareholders and the receipt of required regulatory approvals. The Merger currently is anticipated to be completed in the first quarter of calendar 2021.

The Merger Agreement provides certain termination rights for both Southern Missouri and Fortune and further provides that a termination fee of $1,250,000 will be payable by Fortune upon termination of the Merger Agreement under certain circumstances as specified therein. All holding company board members, including Fortune’s majority shareholder, have executed voting agreements pursuant to which they have agreed to vote their shares of Fortune common stock in favor of the Merger Agreement.

On September 28, 2021, Southern Missouri and Fortune issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements: Except for the historical information contained herein, the matters contained in this Current Report on Form 8-K and in other reports filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the matters discussed herein may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from the forward looking statements, including: the requisite regulatory and shareholder approvals for this acquisition might not be obtained, or other conditions to completion of the transaction might not be satisfied or waived; expected cost savings, synergies and other benefits from Southern Missouri's merger and acquisition activities, including this acquisition and Southern Missouri's other acquisitions, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; potential adverse impacts to economic conditions in Southern Missouri's local market areas, other markets where Southern Missouri has lending relationships, or other aspects of Southern Missouri's business operations or financial markets, generally, resulting from the ongoing COVID-19 pandemic and any governmental or societal responses thereto; the strength of the United States economy in general and the strength of the local economies in which Southern Missouri conducts operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the U.S. Government and other governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; Southern Missouri’s ability to access cost-effective funding; the timely development of and acceptance of Southern Missouri’s new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; fluctuations in real estate values and both residential and commercial real estate markets, as well as agricultural business conditions; demand for loans and deposits in Southern Missouri’s market area; legislative or regulatory changes that adversely affect Southern Missouri’s business; changes in accounting principles, policies, or guidelines; results of examinations of Southern Missouri by Southern Missouri’s regulators, including the possibility that Southern Missouri’s regulators may, among other things, require Southern Missouri to increase its reserve for loan losses or to write-down assets; the impact of technological changes; and Southern Missouri’s success at managing the risks involved in the foregoing.

Any forward-looking statements are based upon management's beliefs and assumptions at the time they are made. Southern Missouri undertakes no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements

Additional Information: Southern Missouri will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Fortune that also constitutes a prospectus of Southern Missouri, which will be sent to the shareholders of Fortune. Fortune shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Southern Missouri, Fortune, and the proposed transaction. When filed, this document and other documents relating to the merger filed by Southern Missouri can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing Southern Missouri's website at www.bankwithsouthern.com under the tab "Investor Relations" and then under "SEC Filings." Alternatively, these documents, when available, can be obtained free of charge from Southern Missouri upon written request to Southern Missouri Bancorp, Inc., Attn: Investor Relations, 2991 Oak Grove Road, Poplar Bluff, Missouri, 63901, or by calling (573) 778-1800, or from Fortune upon written request to Fortune Financial Corporation., Attn: Investor Relations, 3494 Jeffco Boulevard, Arnold, Missouri, 63010.

Participants in this Transaction: Southern Missouri, Fortune, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Fortune's shareholders in connection with the proposed transaction. Information about the directors and executive officers of Southern Missouri may be found in the definitive proxy statement of Southern Missouri relating to its 2021 Annual Meeting of Shareholders filed with the SEC by Southern Missouri on September 20, 2021. This definitive proxy statement can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of Fortune will be included in the proxy statement/prospectus when filed with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

99.1Joint Press Release dated September 28, 2021

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: September 30, 2021	By:	/s/ Greg A. Steffens
Greg A. Steffens
President and Chief Executive Officer